As filed with the Securities and Exchange Commission on August 8, 2011

Registration No. 333-176088

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

M/I HOMES, INC.
Co-registrants are listed on the following page
(Exact name of registrant as specified in its charter)
_______________

Ohio	31-1210837
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
3 Easton Oval, Suite 500
Columbus, Ohio 43219
(614) 418-8000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
_______________
J. Thomas Mason, Esq.
M/I Homes, Inc.
3 Easton Oval, Suite 500
Columbus, Ohio 43219
(614) 418-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________
With a copy to:
Adam K. Brandt, Esq.
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, OH 43215
(614) 464-6400

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	X
Non-accelerated filer	Smaller reporting company
(Do not check if a smaller reporting company)
__________________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

The following direct and indirect wholly-owned subsidiaries of M/I Homes, Inc. may guarantee the debt securities of M/I Homes, Inc. registered hereunder and are co-registrants under this Registration Statement.

Exact name of co-registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
MHO Holdings, LLC	Florida	75-3087795
MHO, LLC	Florida	75-3087795
M/I Homes First Indiana LLC	Indiana	31-1210837
M/I Homes of Central Ohio, LLC	Ohio	36-4530649
M/I Homes of Charlotte, LLC	Delaware	73-1668983
M/I Homes of Chicago, LLC	Delaware	41-2240732
M/I Homes of Cincinnati, LLC	Ohio	37-1466139
M/I Homes of DC, LLC	Delaware	73-1668967
M/I Homes of Florida, LLC	Florida	75-3087790
M/I Homes of Grandview Yard, LLC	Ohio	80-0739449
M/I Homes of Houston, LLC	Delaware	80-0569230
M/I Homes of Indiana, L.P.	Indiana	04-3661814
M/I Homes of Orlando, LLC	Florida	75-3087793
M/I Homes of Raleigh, LLC	Delaware	73-1668974
M/I Homes of San Antonio, LLC	Delaware	80-0687761
M/l Homes of Tampa, LLC	Florida	75-3087792
M/I Homes of West Palm Beach, LLC	Florida	75-3087794
M/I Homes Second Indiana LLC	Indiana	31-1210837
M/I Homes Service, LLC	Ohio	31-1626248
M/I Properties LLC	Ohio	31-1210837
Northeast Office Venture, Limited Liability Company	Delaware	31-1444839
Prince Georges Utilities, LLC	Maryland	27-2403139
The Fields at Perry Hall, L.L.C.	Maryland	52-2293749
Wilson Farm, L.L.C.	Maryland	52-2009441
___________________
* The address, including zip code, and telephone number, including area code, of each co-registrant's principal executive offices are the same as those of M/I Homes, Inc. The name, address, including zip code, and telephone number, including area code, of each co-registrant's agent for service are the same as those of M/I Homes, Inc. The primary standard industrial classification code number of each co-registrant is 1531.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-176088) (the “Registration Statement”) is being filed solely for the purpose of filing an updated Exhibit 23.1 (Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm) to include Deloitte's signature, which was inadvertently omitted from the Exhibit 23.1 filed with the Registration Statement. No changes or additions are being made to the Prospectus constituting Part I of the Registration Statement or to Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this Explanatory Note, Part II of the Registration Statement, the Signatures and the Exhibit Index.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution
The following table sets forth the estimated (except for the SEC registration fee) fees and expenses payable by us in connection with the sale and distribution of the securities registered hereunder (excluding any underwriting discounts and commissions):

SEC registration fee	$29,025
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Miscellaneous	*
Total	*

* These fees and expenses are based on the number and type of issuances and the amount of securities offered, and, accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of fees and expenses payable in connection with any offering of securities.
Item 15.  Indemnification of Directors and Officers
The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below, the Amended and Restated Articles of Incorporation and the Amended and Restated Regulations of M/I Homes, Inc. (“M/I Homes”) and the organizational documents of each of the co-registrants.

M/I Homes, Inc.

Under Section 1701.13(E) of the Ohio General Corporation Law (the “OGCL”), directors, officers, employees and agents of an Ohio corporation have an absolute right to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by them in any action, suit or proceeding to the extent they are successful, on the merits or otherwise, in defense of the action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such proceeding.

Section 1701.13(E) of the OGCL permits a corporation to indemnify its directors, officers, employees or agents or individuals who are or were serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or entity in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, investigative or administrative, other than derivative actions, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification is permitted against expenses (including attorneys' fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the action, suit or proceeding.

Under Section 1701.13(E), a corporation may also provide indemnification in derivative actions for expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of derivative actions. A corporation may not indemnify a director, officer, employee or agent in derivative actions for expenses (including attorneys' fees) if such person is adjudged to be liable for negligence or misconduct in the performance of such person's duties to the corporation, unless and only to the extent that a court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity as the court deems proper. In addition, a corporation may not indemnify a director in any action or suit in which the only liability asserted against the director is for approving unlawful loans, dividends or distributions of assets under Section 1701.95 of the OGCL.

Section 1701.13(E) of the OGCL permits a corporation to pay expenses (including attorneys' fees) incurred by a director, officer, employee or agent as they are incurred, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation's directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

Section 1701.13(E) of the OGCL states that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under a corporation's articles or regulations, any agreement, a vote of the corporation's shareholders or disinterested directors, or otherwise. In addition, Section 1701.13(E) of the OGCL grants express power to a corporation to purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

M/I Homes' Amended and Restated Articles of Incorporation (the “Articles”) provide that M/I Homes shall, to the fullest extent not prohibited by law, indemnify each director and officer against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement, and other disbursements) actually and reasonably incurred by or imposed upon such person in connection with any action, suit, investigation or proceeding (or any claim or other matter therein), whether civil, criminal, administrative or otherwise in nature, including any settlements or appeals thereof, with respect to which such person is named or otherwise becomes or is threatened to be made a party by reason of being or at any time having been a director or officer of M/I Homes, or by any reason of being or at any time having been, while such a director or officer, an employee or other agent of M/I Homes or, at the direction or request of M/I Homes, a director, trustee, officer, administrator, manager, employee, adviser or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise (including any employee benefit plan). The Articles further provide that (i) M/I Homes shall indemnify any other person to the extent such person is entitled to indemnification under Ohio law by reason of being successful on the merits or otherwise in defense of an action to which such person is named a party by reason of being an employee or other agent of M/I Homes and (ii) M/I Homes may further indemnify any such person if it is determined by the board of directors of M/I Homes that indemnification is proper in the specific case.

Under M/I Homes' Amended and Restated Regulations (the “Regulations”), M/I Homes shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any derivative action), by reason of the fact that such person is or was a director, officer, employee or agent of M/I Homes, or is or was serving at the request of M/I Homes as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of M/I Homes. A person claiming such indemnification shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of M/I Homes. The Regulations state that any such indemnification, unless ordered by a court, shall be made only upon a determination that the director or officer has met the applicable standard of conduct, and such determination shall be made (i) by a majority vote of a quorum consisting of disinterested directors, (ii) in a written opinion by qualified independent legal counsel or (iii) by the shareholders.

The Regulations provide that, to the extent that an officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding, such person shall be promptly indemnified against expenses (including attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by such person in connection therewith. The Regulations further provide that expenses (including attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding shall be paid by M/I Homes in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by such person if (i) in respect of any claim (except one in which the only liability asserted against a director is for approving unlawful loans, dividends or distribution of assets under Section 1701.95 of the OGCL), M/I Homes receives an undertaking by or on behalf of the director, in which such person agrees to repay all such amounts if it is proved by clear and convincing evidence in a court of competent jurisdiction that such person's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to M/I Homes or with reckless disregard for the best interests of M/I Homes, and such person agrees to cooperate reasonably with M/I Homes concerning the action, suit or proceeding, or (ii) M/I Homes receives an undertaking by or on behalf of the director or officer in which such person agrees to repay all such amounts if it ultimately is determined that such person is not entitled to be indemnified.

The Regulations state that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise. Additionally, the Regulations provide that M/I Homes may purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of M/I Homes, or is or was serving at the request of M/I Homes as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, whether or not M/I Homes would have the obligation or the power to indemnify such person under the Regulations.

Co-Registrants

Certain officers and other employees of M/I Homes serve at the request of M/I Homes as a director, officer, employee or agent of the co-registrants, and thus may be entitled to indemnification under the provisions set forth above. In addition to potential indemnification by M/I Homes, the directors, officers, employees and agents of the co-registrants are also entitled to indemnification to the extent provided in the applicable co-registrant's organizational documents or under the laws under which the applicable co-registrant is organized as described below.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

M/I Homes of Charlotte, LLC. The certificate of formation and the limited liability company agreement of M/I Homes of Charlotte, LLC do not address indemnification.

M/I Homes of Chicago, LLC. The certificate of formation and the limited liability company agreement of M/I Homes of Chicago, LLC do not address indemnification.

M/I Homes of DC, LLC. The certificate of formation and the limited liability company agreement of M/I Homes of DC, LLC do not address indemnification.

M/I Homes of Houston, LLC. The certificate of formation and the limited liability company agreement of M/I Homes of Houston, LLC do not address indemnification.

M/I Homes of Raleigh, LLC. The certificate of formation and the limited liability company agreement of M/I Homes of Raleigh, LLC do not address indemnification.

M/I Homes of San Antonio, LLC. The certificate of formation and the limited liability company agreement of M/I Homes of San Antonio, LLC do not address indemnification.

Northeast Office Venture, Limited Liability Company. The certificate of formation and the limited liability company agreement of Northeast Office Venture, Limited Liability Company do not address indemnification.

Florida Limited Liability Companies

Section 608.4229 of the Florida Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, and except with respect to certain criminal or improper acts and unlawful distributions, a limited liability company may, but is not required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

MHO Holdings, LLC. The articles of organization and the operating agreement of MHO Holdings, LLC do not address indemnification.

MHO, LLC. The articles of organization and the operating agreement of MHO, LLC do not address indemnification.

M/I Homes of Florida, LLC. The articles of organization and the operating agreement of M/I Homes of Florida, LLC do not address indemnification.

M/I Homes of Orlando, LLC. The articles of organization and the operating agreement of M/I Homes of Orlando, LLC do not address indemnification.

M/I Homes of Tampa, LLC. The articles of organization and the operating agreement of M/I Homes of Tampa, LLC do not address indemnification.

M/I Homes of West Palm Beach, LLC. The articles of organization and the operating agreement of M/I Homes of West Palm Beach, LLC do not address indemnification.

Indiana Limited Liability Companies

Chapter 2, Section 2 of the Indiana Business Flexibility Act (the “IBFA”) provides that, unless the limited liability company's articles of organization provide otherwise, every limited liability company has the power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Chapter 4, Section 4 of the IBFA provides that a written operating agreement may provide for indemnification of a member or manager of a limited liability company for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

M/I Homes First Indiana LLC. The articles of organization and the operating agreement of M/I Homes First Indiana LLC do not address indemnification.

M/I Homes Second Indiana LLC. The articles of organization and the operating agreement of M/I Homes Second Indiana LLC do not address indemnification.

Indiana Limited Partnership

Chapter 2, Section 9 of the Indiana Revised Uniform Limited Partnership Act provides that a domestic or foreign limited partnership may indemnify a person made a party to an action because the person is or was a partner, employee, officer or agent of the partnership against liability incurred in the action if (i) the person's conduct was in good faith and (ii) the person reasonably believed (A) in the case of conduct in the person's capacity as a partner, that the person's conduct was in the best interests of the partnership and (B) in all other cases, that the person's conduct was at least not opposed to the best interests of the limited partnership or foreign limited partnership and (iii) in the case of any criminal action, the person either (A) had reasonable cause to believe the person's conduct was lawful or (B) had no reasonable cause to believe the person's conduct was unlawful. The foregoing provisions do not exclude any other rights to indemnification that a partner, employee, officer, or agent of the domestic or foreign limited partnership may have under the partnership agreement or with the written consent of all partners. To the extent it is not inconsistent with the foregoing, Section 18 of the Indiana Uniform Partnership Act provides that, subject to any agreement between the partners, partnerships must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by such partner in the ordinary and proper conduct of the partnership's business, or for the preservation of the partnership's business or property.

M/I Homes of Indiana, L.P. The certificate of limited partnership of M/I Homes of Indiana, L.P. does not address indemnification. The limited partnership agreement of M/I Homes of Indiana, L.P. provides that, to the fullest extent permitted by law, on request by the person to be indemnified, the partnership must indemnify the general partner and its members, managers, officers, employees and agents and hold them harmless from and against all losses, costs, liabilities, damages and expenses (including, without limitation, costs of suit and attorneys' fees) the general partner may incur as a general partner in the partnership or any of them may incur in performing the obligations of the general partner with respect to the partnership, and on request by the person to be indemnified, the partnership must advance expenses associated with defense of any related action; provided, however, that this indemnity does not apply to actions constituting bad faith, gross negligence, willful misconduct or a breach of the provisions of the limited partnership agreement or actions as to which the conduct of such person was not in the best interests of the partnership or the person had reasonable cause to believe the action was unlawful.

Maryland Limited Liability Companies

Section 203 of the Maryland Limited Liability Company Act provides that, unless otherwise provided by law or its articles of organization, a limited liability company has the general powers, whether or not set forth in its articles of organization, to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

Prince Georges Utilities, LLC. The articles of organization and the operating agreement of Prince Georges Utilities, LLC do not address indemnification.

The Fields at Perry Hall, L.L.C. The articles of organization and the operating agreement of The Fields at Perry Hall, L.L.C. do not address indemnification.

Wilson Farm, L.L.C. The articles of organization and the operating agreement of Wilson Farm, L.L.C. do not address indemnification.

Ohio Limited Liability Companies

Section 1705.32 of the Ohio Limited Liability Company Act (the “OLLCA”) provides that a limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any action, suit or proceeding because such person is or was a manager, member, partner, officer, employee or agent of the company, or is or was serving at the company's request as a manager, director, trustee, officer, employee or agent of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that were actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of an action or suit by or in the right of the company to procure a judgment in its favor, a limited liability company may indemnify such person against expenses (including attorneys' fees) that were actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. To the extent that a manager , officer, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit, proceeding, claim, issue or matter referred to above, the limited liability company must indemnify such person against expenses (including attorneys' fees) that were actually and reasonably incurred by such person in connection with such action, suit or proceeding. The indemnification authorized by Section 1705.32 of the OLLCA is not exclusive of and shall be in addition to any other rights granted to those seeking indemnification, both as to action in their official capacities and as to action in another capacity while holding their offices or positions. Section 1705.32 of the OLLCA also provides that a limited liability company may purchase and maintain insurance or furnish similar protection for or on behalf of any person who is or was a manager, director, trustee, officer, employee or agent of the company or who is or was serving at the request of the company as a manager, director, trustee, officer, employee or agent of another entity.

M/I Homes of Central Ohio, LLC. The articles of organization and the operating agreement of M/I Homes of Central Ohio, LLC do not address indemnification.

M/I Homes of Cincinnati, LLC. The articles of organization and the operating agreement of M/I Homes of Cincinnati, LLC do not address indemnification.

M/I Homes of Grandview Yard, LLC. The articles of organization and the operating agreement of M/I Homes of Grandview Yard, LLC do not address indemnification.

M/I Homes Service, LLC. The articles of organization and the operating agreement of M/I Homes Service, LLC do not address indemnification.

M/I Properties LLC. The articles of organization and the operating agreement of M/I Properties LLC do not address indemnification.

Director and Officer Insurance Maintained by M/I Homes

M/I Homes maintains insurance policies under which directors and officers of M/I Homes and its subsidiaries (including the co-registrants) are insured, within the limits and subject to the limitations of such policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of M/I Homes or its subsidiaries.
Item 16.  Exhibits
See the Exhibit Index attached to this Registration Statement, which is incorporated herein by reference.

Item 17.  Undertakings
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the field prospectus was deemed part of and included in the registration statement; and
(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(e)    The undersigned registrant hereby undertakes that:
(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 8, 2011.

M/I HOMES, INC.

By:	/s/ Robert H. Schottenstein
Name:	Robert H. Schottenstein
Title:	Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Robert H. Schottenstein Robert H. Schottenstein	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	August 8, 2011

/s/ Phillip G. Creek Phillip G. Creek	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 8, 2011

/s/ J. Thomas Mason J. Thomas Mason	Executive Vice President, General Counsel, Secretary and Director	August 8, 2011

/s/ Ann Marie W. Hunker Ann Marie W. Hunker	Vice President and Corporate Controller (Principal Accounting Officer)	August 8, 2011

/s/ Joseph A. Alutto* Joseph A. Alutto	Director	August 8, 2011

/s/ Friedrich K. M. Böhm* Friedrich K. M. Böhm	Director	August 8, 2011

/s/ Sharen J. Turney* Sharen J. Turney	Director	August 8, 2011

/s/ Thomas D. Igoe* Thomas D. Igoe	Director	August 8, 2011

/s/ Jeffrey H. Miro* Jeffrey H. Miro	Director	August 8, 2011

/s/ Norman L. Traeger* Norman L. Traeger	Director	August 8, 2011

* By: /s/ Phillip G. Creek
Phillip G. Creek, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each co-registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 8, 2011.

MHO HOLDINGS, LLC
M/I HOMES FIRST INDIANA LLC
M/I HOMES OF CENTRAL OHIO, LLC
M/I HOMES OF CHARLOTTE, LLC
M/I HOMES OF CHICAGO, LLC
M/I HOMES OF CINCINNATI, LLC
M/I HOMES OF DC, LLC
M/I HOMES OF GRANDVIEW YARD, LLC
M/I HOMES OF HOUSTON, LLC
M/I HOMES OF RALEIGH, LLC
M/I HOMES OF ORLANDO, LLC
M/I HOMES OF SAN ANTONIO, LLC
M/I HOMES OF TAMPA, LLC
M/I HOMES OF WEST PALM BEACH, LLC
M/I HOMES SERVICE, LLC
NORTHEAST OFFICE VENTURE, LIMITED LIABILITY COMPANY
PRINCE GEORGES UTILITIES, LLC
THE FIELDS AT PERRY HALL, L.L.C.
WILSON FARM, L.L.C.

By: /s/ Robert H. Schottenstein
Name: Robert H. Schottenstein
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Robert H. Schottenstein Robert H. Schottenstein	President, Chief Executive Officer and Chairman of the Management Committee (Principal Executive Officer)	August 8, 2011

/s/ Phillip G. Creek Phillip G. Creek	Executive Vice President, Chief Financial Officer and Vice-Chairman of the Management Committee (Principal Financial Officer and Principal Accounting Officer)	August 8, 2011

/s/ J. Thomas Mason J. Thomas Mason	Executive Vice President, General Counsel and Vice-Chairman of the Management Committee	August 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each co-registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 8, 2011.

M/I HOMES OF FLORIDA, LLC
M/I HOMES SECOND INDIANA LLC
M/I PROPERTIES LLC

By: M/I HOMES, INC., its sole member

By: /s/ Robert H. Schottenstein
Name: Robert H. Schottenstein
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Robert H. Schottenstein Robert H. Schottenstein	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	August 8, 2011

/s/ Phillip G. Creek Phillip G. Creek	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 8, 2011

/s/ J. Thomas Mason J. Thomas Mason	Executive Vice President, General Counsel, Secretary and Director	August 8, 2011

/s/ Ann Marie W. Hunker Ann Marie W. Hunker	Vice President and Corporate Controller (Principal Accounting Officer)	August 8, 2011

/s/ Joseph A. Alutto* Joseph A. Alutto	Director	August 8, 2011

/s/ Friedrich K. M. Böhm* Friedrich K. M. Böhm	Director	August 8, 2011

/s/ Sharen J. Turney* Sharen J. Turney	Director	August 8, 2011

/s/ Thomas D. Igoe* Thomas D. Igoe	Director	August 8, 2011

/s/ Jeffrey H. Miro* Jeffrey H. Miro	Director	August 8, 2011

/s/ Norman L. Traeger* Norman L. Traeger	Director	August 8, 2011

* By: /s/ Phillip G. Creek
Phillip G. Creek, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 8, 2011.

MHO, LLC

By: /s/ Robert H. Schottenstein
Name: Robert H. Schottenstein
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Robert H. Schottenstein Robert H. Schottenstein	President and Chief Executive Officer (Principal Executive Officer)	August 8, 2011

/s/ Phillip G. Creek Phillip G. Creek	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2011

/s/ J. Thomas Mason J. Thomas Mason	Executive Vice President, General Counsel and Chairman of the Management Committee	August 8, 2011

/s/ Fred Sikorski Fred Sikorski	Region President and Vice-Chairman of the Management Committee	August 8, 2011

/s/ Bill McDonough, Jr. Bill McDonough, Jr.	Vice President - Marketing and Vice-Chairman of the Management Committee	August 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 8, 2011.

M/I HOMES OF INDIANA, L.P.

By: M/I HOMES FIRST INDIANA, LLC, its general partner

By: /s/ Robert H. Schottenstein
Name: Robert H. Schottenstein
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Robert H. Schottenstein Robert H. Schottenstein	President, Chief Executive Officer and Chairman of the Management Committee (Principal Executive Officer)	August 8, 2011

/s/ Phillip G. Creek Phillip G. Creek	Executive Vice President, Chief Financial Officer and Vice-Chairman of the Management Committee (Principal Financial Officer and Principal Accounting Officer)	August 8, 2011

/s/ J. Thomas Mason J. Thomas Mason	Executive Vice President, General Counsel and Vice-Chairman of the Management Committee	August 8, 2011

EXHIBIT INDEX

Exhibit
Number	Name of Exhibit
1.1*	Form of underwriting or distribution agreement.
4.1
Amended and Restated Articles of Incorporation of M/I Homes, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-12434)).

4.2
Amendment to Article First of the Amended and Restated Articles of Incorporation of M/I Homes, Inc., dated January 9, 2004 (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (File No. 1-12434)).

4.3
Amendment to Article Fourth of the Amended and Restated Articles of Incorporation of M/I Homes, Inc., dated March 13, 2007 (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed March 15, 2007 (File No. 1-12434)).

4.4
Amended and Restated Regulations of M/I Homes, Inc. (incorporated herein by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-12434)).

4.5
Amendment to Article I(f) of the Amended and Restated Regulations of M/I Homes, Inc. (incorporated herein by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-12434)).

4.6
Amendment to Article II(f) of the Amended and Restated Regulations of M/I Homes, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on March 13, 2009 (File No. 1-12434)).

4.7
Specimen certificate representing the common shares, par value $.01 per share, of M/I Homes, Inc. (incorporated herein by reference to Exhibit 4 to the Company's Registration Statement on Form S-1 (File No. 33-68564)).

4.8
Indenture, dated as of March 24, 2005, by and among M/I Homes, Inc., the guarantors named therein and U.S. Bank National Association, as trustee of M/I Homes, Inc.'s 6.875% Senior Notes due 2012 (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on March 24, 2005 (File No. 1-12434)).

4.9
Indenture, dated as of November 12, 2010, by and among M/I Homes, Inc., the guarantors named therein and U.S. Bank National Association, as trustee of M/I Homes, Inc.'s 8.625% Senior Notes due 2018 (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on November 12, 2010 (File No. 1-12434)).

4.10††	Form of indenture for senior debt securities.
4.11††	Form of indenture for subordinated debt securities.
4.12*	Form of senior debt security.
4.13*	Form of subordinated debt security.
4.14*	Form of guarantee.
4.15*	Certificate of amendment describing the terms of the preferred shares (including specimen certificate representing the preferred shares).
4.16*	Form of deposit agreement (including form of depositary receipt).
4.17*	Form of warrant agreement (including form of warrant certificate).
4.18*	Form of rights agreement (including form of rights certificate).
4.19*	Form of stock purchase contract.
4.20*	Form of stock purchase unit agreement (including form of stock purchase unit).
4.21*	Form of unit agreement (including form of unit).
5.1††	Opinion of Vorys, Sater, Seymour and Pease LLP.
12.1††	Statement of Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
23.1†	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

Exhibit
Number	Name of Exhibit
23.2††	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1).
24.1††	Powers of Attorney.
25.1**	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee to be named under the indenture for senior debt securities.
25.2**	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the trustee to be named under the indenture for subordinated debt securities.
_________________________

†    Filed herewith.
††    Previously filed with the Registration Statement on Form S-3 (File No. 333-176088) filed with the Commission on August 5, 2011.
*    To the extent applicable, to be filed by an amendment to this registration statement or incorporated herein by reference pursuant to a Current Report on Form 8-K to be filed by the registrant in connection with an offering of securities.
**    To be filed separately on Form T-1 and incorporated herein by reference.